EXHIBIT 99.1

FOR IMMEDIATE RELEASE


Wegener Corporation Reports Results for Third Quarter of Fiscal 2005

(June 29, 2005) - DULUTH, Georgia - Wegener Corporation (Nasdaq: WGNR) a leading provider of television, audio and data distribution networks worldwide, today announced financial results for the third quarter ended June 3, 2005.

Third quarter revenues were $4.3 million with a net loss of $620,000 or $(0.05) per share. Revenues for the third quarter of fiscal 2004 were $4.8 million, with a net loss of $357,000, or $(0.03) per share. Wegener Corporation's eighteen month backlog on June 3, 2005 was $12.8 million. Total backlog at quarter-end was $26.4 million.

Revenues for the first nine months of fiscal 2005 were $17.0 million, with a net loss of $380,000 or ($0.03) per share compared to revenues of $14.2 million and a net loss of $1.5 million or $(0.12) per share for the first nine months of fiscal 2004.

"We are obviously disappointed with the third quarter results," stated Ned Mountain, President and COO of WEGENER. "Slow sales in the private network market have caused us to reevaluate our organization and product focus. We have made major changes in our sales force and have expanded our development efforts toward iPump Solutions for additional markets. We expect to book orders in the fourth quarter that will start driving higher revenues in fiscal 2006. We do not believe, however, that these new markets will generate adequate revenue in the near term to result in a profitable fourth quarter or fiscal 2005 as previously anticipated.

"Although we did not expect significant revenues from our new settop product in the fourth quarter of this fiscal year, we had hoped for some early deliveries of High Definition (HD) MPEG-4 / h.264 video solutions to customers before the end of our fiscal 2005. However, due to delays in development of the latest generation chips, we do not anticipate being able to deliver products in this fiscal year. MPEG-4 remains a key focus for next generation video distribution network architectures in satellite, telecom and cable markets. We continue active development on the IP settop for the telecom market and are well poised to begin product acceptance with strategic partners and potential customers when production chips are available. The development of the IP settop has been another shift in product focus that we undertook late in 2004 to provide more diversification in our potential markets and customer base," concluded Mr. Mountain.

"We are excited by additional prospects that we see for the IP settop in cable and private networks, as well as the additional prospects that we see for the iPump Solution," stated Bob Placek, CEO and Chairman of Wegener. "These new market spaces expand the potential penetration of our products. Our enthusiasm is tempered by the understanding that the shifts in product and sales focus that

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we have undertaken may not be enough, and we recognize that we may need to make additional hard choices to ensure that we meet our investors' expectations and return Wegener Corporation to profitability in fiscal 2006."


ABOUT WEGENER

WEGENER (Wegener Communications, Inc.), a wholly-owned subsidiary of Wegener Corporation (Nasdaq: WGNR), is an international provider of digital solutions for IP data, video and audio networks. Applications include IP data delivery, broadcast television, cable television, radio networks, business television, distance education, business music and financial information distribution. COMPEL, WEGENER's patented network control system provides networks with unparalleled ability to regionalize programming and commercials. COMPEL network control capability is integrated into WEGENER digital satellite receivers. WEGENER can be reached at +1.770.814.4000 or on the World Wide Web at www.wegener.com.

COMPEL, MEDIAPLAN, ENVOY, UNITY, and iPUMP are trademarks of Wegener Communications, Inc. All Rights Reserved.


This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements are subject to the safe harbors created thereby. Forward-looking statements may be identified by words such as "believes," "expects," "projects," "plans," "anticipates," and similar expressions, and include, for example, statements relating to expectations regarding future sales, income and cash flows. Forward-looking statements are based upon the Company's current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to: customer acceptance and effectiveness of recently introduced products, development of additional business for the Company's digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, general market conditions which may not improve during fiscal year 2005 and beyond, and success of the Company's research and development efforts aimed at developing new products. Discussion of these and other risks and uncertainties are provided in detail in the Company's periodic filings with the SEC, including the Company's most recent Form 10-K. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results. Forward-looking statements speak only as of the date the statement was made. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.


-------------------------------------
CONTACT:
C. Troy Woodbury, Jr.
Treasurer and Chief Financial Officer
Wegener Corporation
(770) 814-4000
FAX (770) 623-9648
info@wegener.com
-------------------------------------
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                      WEGENER CORPORATION AND SUBSIDIARIES
                           Summarized Operations Data
                      (in $000's except per share amounts)
                                  (Unaudited)

                                            Three Months Ended              Nine Months Ended

                                          June 3,         May 28,         June 3,        May 28,
                                           2005            2004            2005            2004
                                       ------------    ------------    ------------    ------------
Revenue                                $      4,253    $      4,777    $     16,996    $     14,241
                                       ============    ============    ============    ============

Loss before income taxes                       (968)           (558)           (594)         (2,129)

Income tax benefit                              348             201             214             668
                                       ------------    ------------    ------------    ------------

Net loss                               $       (620)   $       (357)   $       (380)   $     (1,461)
                                       ============    ============    ============    ============

Net loss per share
     Basic                             $      (0.05)   $      (0.03)   $      (0.03)   $      (0.12)
     Diluted                           $      (0.05)   $      (0.03)   $      (0.03)   $      (0.12)
                                       ============    ============    ============    ============

Shares used in per share calculation
     Basic                                   12,574          12,483          12,557          12,432
     Diluted                                 12,574          12,483          12,557          12,432
                                       ============    ============    ============    ============

                      WEGENER CORPORATION AND SUBISIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                         (in $000's except share data)

                                                          June 3,       September 3,
                                                           2005            2004
------------------------------------------------------------------------------------
Assets                                                  (Unaudited)
Current assets
  Cash and cash equivalents                            $      1,671    $      1,521
  Accounts receivable                                         2,388           2,480
  Inventories                                                 3,705           3,840
  Deferred income taxes                                       2,135           2,199
  Other                                                         323             283
------------------------------------------------------------------------------------

              Total current assets                           10,222          10,323

Property and equipment, net                                   2,627           2,699
Capitalized software costs, net                               1,812           1,668
Deferred income taxes                                         2,248           1,970
Other assets                                                    837             836
------------------------------------------------------------------------------------

                                                       $     17,746    $     17,496
====================================================================================

Liabilities and Shareholder's Equity

Current liabilities
  Accounts payable                                     $      1,187    $      1,294
  Accrued expenses                                            2,048           1,719
  Customer deposits                                           1,298             960
------------------------------------------------------------------------------------

              Total current liabilities                       4,533           3,973



Shareholders' equity
    Common stock, $.01 par value; 20,000,000 shares
        authorized; 12,575,051 and 12,526,051 shares
        respectively, issued and outstanding                    126             125
    Additional paid-in capital                               19,889          19,820
    Deficit                                                  (6,802)         (6,422)


------------------------------------------------------------------------------------
         Total shareholders' equity                          13,213          13,523
------------------------------------------------------------------------------------



                                                       $     17,746    $     17,496
====================================================================================